UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011 (May 19, 2011)

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York		10055
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2011, BlackRock, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $750,000,000 aggregate principal amount of its Floating Rate Notes due 2013 (the “2013 Notes”) and $750,000,000 aggregate principal amount of its 4.250% Notes due 2021 (the “2021 Notes”) (collectively, the “Notes”), for resale by the Underwriters (the “Offering”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-169328) (the “Registration Statement”). The Offering has resulted in net proceeds to the Company of approximately $1.491 billion. The Company intends to use the net proceeds from the Offering, together with cash on hand and borrowings under its commercial paper program, to fund its previously announced repurchase of 13,562,878 shares of its Series B Convertible Participating Preferred Stock from affiliates of Merrill Lynch & Co., Inc. Closing of the repurchase is expected to occur on June 1, 2011, subject to customary closing conditions.

The Underwriters and their affiliates have provided, and may in the future provide, investment banking, commercial lending, financial advisory and other services for the Company. They have received customary fees and expenses for these services. Some of the Underwriters and their affiliates are lenders, agents or dealers under the Company’s revolving credit facility and commercial paper program.

The foregoing summary is qualified in its entirety by reference to the text of the Underwriting Agreement, a copy of which is attached as exhibit 1.1 to this current report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

On May 24, 2011, the Company closed the Offering. The Notes are issued pursuant to the Senior Indenture, dated as of September 17, 2007, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Indenture”).

At any time and from time to time, the Company may redeem the 2021 Notes at a “make-whole” redemption price (as defined in the 2021 Notes). In the case of any such redemption, the Company will also pay accrued and unpaid interest, if any, to the redemption date. The 2013 Notes may not be redeemed at the Company’s option before maturity.

Each of the following constitutes an event of default under the Indenture: (1) failure to pay any interest on any debt security of such series when due and payable, continued for 30 days; (2) failure to pay any principal when due of such series at its maturity; (3) failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure; or (4) certain events of bankruptcy, insolvency or reorganization.

The Indenture includes requirements that must be met if the Company consolidates or merges with, or sells all or substantially all of the Company’s assets to, another entity.

The foregoing summary is qualified in its entirety by reference to the text of the Indenture, a copy of which is filed as Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the Notes, forms of which are attached as exhibits 4.1 and 4.2 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 19, 2011, among BlackRock, Inc. and Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the other underwriters named therein.

4.1	Form of Note for the Floating Rate Notes due 2013.

4.2	Form of Note for the 4.250% Notes due 2021.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:	/s/ Daniel R. Waltcher
Daniel R. Waltcher
Managing Director and Deputy General Counsel

Date: May 25, 2011

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 19, 2011, among BlackRock, Inc. and Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the other underwriters named therein.

4.1	Form of Note for the Floating Notes due 2013.

4.2	Form of Note for the 4.250% Notes due 2021.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).